“Sprint is turning the corner. Even with all the aggressive promotional offers from our competitors, we were still able to add more postpaid phone customers than both Verizon and AT&T while continuing to grow revenues, take costs out of the business, and improve the network.”

Customer Metrics | 4

Total Connections^


58.4
58.8
59.4
60.2
59.5
491
447
377
740
577
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16
Net Additions (in Thousands)
End of Period (In Millions)

The company had **577,000 net additions^** in the current quarter compared with 491,000 in the year-ago period and 740,000 in the prior quarter.

Sprint ended the quarter with **59.5 million connections**, including 31.7 million postpaid, 11.8 million prepaid, and 16.0 million wholesale and affiliate connections. The prepaid base was reduced by approximately 1.2 million as a result of tightening the customer engagement criteria and aligning all prepaid brands under one churn and retention program.

The company has added over **2.1 million net additions^** over the last four quarters.

Sprint Quarterly Investor Update – Fiscal 3Q16

^ indicates results specific to Sprint Platform

Customer Metrics | 5

Postpaid net additions^ were 405,000 during the quarter compared to 501,000 in the year-ago period and 344,000 in the prior quarter. The year-over-year decline was driven by higher tablet net losses, while the sequential increase was primarily driven by higher phone net additions combined with a reduction in tablet net losses.



Postpaid Net Adds^
In Thousands
501
56
180
344
405
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16



Postpaid Total Churn and Postpaid Phone Churn^
1.62%
1.72%
1.56%
1.52%
1.67%
1.53%
1.56%
1.39%
1.37%
1.57%
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16
Postpaid Phone Churn
Postpaid Total Churn

Postpaid phone churn^ of 1.57 percent compared to 1.53 percent in the year-ago period and 1.37 percent in the prior quarter. The year-over-year change was impacted by aggressive promotional offers from competitors. Sequentially, the higher phone churn was primarily driven by typical seasonality combined with more aggressive promotional offers from competitors.

Postpaid churn^ of 1.67 percent for the current quarter increased from 1.62 percent in the year-ago period and 1.52 percent in the prior quarter. Year-over-year, churn was primarily impacted by higher tablet churn related to fewer promotional offers. The increase in churn from the prior quarter was mostly due to higher phone churn.

Sprint Quarterly Investor Update – Fiscal 3Q16

^ indicates results specific to Sprint Platform

Customer Metrics | 6

Postpaid phone net additions^ of 368,000 compared to net additions of 366,000 in the year-ago period and 347,000 in the prior quarter. Sequentially, seasonally higher gross additions were partially offset by seasonally higher churn. This quarter was the sixth consecutive quarter of positive phone net additions and the company ended the quarter with over 26 million phone connections.



Postpaid Phone Net Adds ^
In Thousands
366
22
173
347
368
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16

Tablet net losses^ were 30,000 in the quarter compared to net additions of 82,000 in the year-ago period and net losses of 50,000 in the prior quarter. The year-over-year decline was due to lower gross additions and higher churn rates as the company continues to focus on growing phone connections. The sequential improvement was mostly related to higher gross additions. The company ended the quarter with 3.0 million tablet connections.



Postpaid Connections^
In Millions
Phones
Tablets
Other Devices
30.9
30.9
30.9
31.3
31.7
2.4
2.5
2.5
2.6
2.7
3.2
3.1
3.1
3.0
3.0
25.3
25.3
25.3
25.7
26.0
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16

Sprint Quarterly Investor Update – Fiscal 3Q16

^ indicates results specific to Sprint Platform

Customer Metrics | 7

Average postpaid subscribers per account^ of 2.75 at quarter end compared to 2.72 in the year-ago period and 2.74 in the prior quarter. The growth has been driven by higher phones per account, partially offset by recent tablet pressure.


Average Postpaid Subscribers per Account^
2.72
2.72
2.73
2.74
2.75
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16

Prepaid net losses^ of 501,000 during the quarter compared to 491,000 in the year-ago period and 427,000 in the prior quarter. Year-over-year, an increase in Boost net losses was offset by fewer net losses within the Virgin brand. The sequential decline was mostly driven by increased competitive pressure and less promotional activity.

Prepaid churn^ was 5.80 percent compared to 5.82 percent for the year-ago period and 5.63 percent for the prior quarter. Since the tightening of customer engagement criteria occurred late in the quarter, there was not a material impact to prepaid churn this quarter.

Wholesale & affiliate^ net additions were 673,000 in the quarter compared to 481,000 in the year-ago period and 823,000 in the prior quarter. Connected devices represented the majority of the net additions.

Sprint Quarterly Investor Update – Fiscal 3Q16

^ indicates results specific to Sprint Platform

4.8 3.4 3.3 3.7 4.8 3.4 3.5 3.2 3.1 2.9 8.2 6.9 6.5 6.8 7.7 3QFY15 4QFY15 1QFY16 2QFY16 3QFY16 Postpaid PrepaidRetail Sales^ In Millions Retail sales^ were 7.7 million during the quarter compared to 8.2 million in the year-ago period and 6.8 million in the prior quarter. Lower prepaid gross additions was the biggest driver of the year-over-year decline, while the sequential increase was driven by seasonally higher postpaid sales. 21% 28% 35% 42% 50% 3QFY15 4QFY15 1QFY16 2QFY16 3QFY16 Postpaid Carrier Agreggation Capable Phones as a Percentage of Phone Connections ^ Postpaid carrier aggregation capable phones^, which allow for higher download data speeds, were 78 percent of postpaid phones sold during the quarter, increasing the number of these phones within the phone base to 50 percent. Postpaid smartphones^ represented 94 percent of the ending postpaid phone connection base compared to 91 percent at the end of the year-ago period and 93 percent at the end of the prior quarter. During the quarter, 99 percent of postpaid phones sold were smartphones. Postpaid tri-band LTE phones^ represented 82 percent of the 26.0 million ending postpaid phone connection base compared to 64 percent at the end of the year-ago period and 78 percent at the end of the prior quarter. During the quarter, 96 percent of postpaid phones sold were tri-band.

Sales | 9

Postpaid phone customers on unsubsidized service plans^ represented 71 percent of the base at the end of the quarter, compared to 57 percent in the year-ago period and 67 percent in the prior quarter.


Postpaid Phone Customers on Unsubsidized Service Plans^
57%
61%
64%
67%
71%
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16


Postpaid Device Financing^
Lease Percentage of Sales
Installment Percentage of Sales
Lease and Installment Percentage of Phone Sales
71%
65%
55%
10%
71%
63%
45%
18%
75%
69%
44%
25%
78%
73%
39%
34%
84%
80%
43%
37%
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16

Postpaid upgrade rate^ was 9.0 percent during the quarter compared to 9.3 percent for the year-ago period and 6.4 percent for the prior quarter. The sequential increase was driven by normal seasonality, lease expirations in the current quarter, and the iPhone 7 launch.

Postpaid device financing take rate^ was 80 percent of postpaid sales for the quarter (43 percent on leasing and 37 percent on installment plans) compared to 65 percent for the year-ago period and 73 percent in the prior quarter. At the end of the quarter, 38 percent of the postpaid connection base was active on a leasing agreement compared to 30 percent in the year-ago quarter and 37 percent in the prior quarter.

Postpaid phone financing take rate^ was 84 percent of phone sales for the quarter compared to 71 percent for the year-ago period and 78 percent in the prior quarter.

Sprint Quarterly Investor Update – Fiscal 3Q16

^ indicates results specific to Sprint Platform

Network | 10

Sprint continues to unlock the value of **the largest spectrum holdings** in the U.S. by densifying and optimizing its network to provide customers the best experience. Third party sources continue to validate the company's network performance improvements.

First or Shared First Place Metropolitan Area RootMetrics® RootScore® Awards [2]



Nearly 50%
166
246
1H 2016
2H 2016

Network Reliability Improvement Trend



<1%
2014 D1
2014 D2
2014 D3
2015 D1
2015 D2
2015 D3
2016 D1
2016 D2
2016 D3
AT&T
Sprint
T-Mobile
Verizon

- Independent mobile analytics firm RootMetrics® awarded Sprint a company record 246 first-place (outright or shared) Metropolitan area RootScore® awards for reliability, speed, data, call, text, or overall network performance in the second half of 2016, including more call RootScore awards than Verizon, AT&T, or T-Mobile for the first time ever. Additionally, Sprint has received nearly 50 percent more total awards compared to its award tally in the prior testing period.[1]
- Sprint's overall network reliability continues to beat T-Mobile and performs within 1 percent of Verizon and AT&T, based on an analysis of Nielsen data.[2]

The Sprint LTE Plus network, which includes advanced technologies such as antenna beamforming and two-channel carrier aggregation, is now available in more than 250 markets, with three-channel carrier aggregation deployed in more than 100 of those markets.

Sprint also recently announced a breakthrough innovation called High Performance User Equipment (HPUE), a new technology that can extend the coverage of its 2.5GHz spectrum by up to 30 percent to nearly match its mid-band 1.9GHz spectrum performance on capable devices, including indoors where the majority of wireless traffic is generated. HPUE-capable devices are expected to be available in the coming months.



2.5GHz HPUE nearly matches 1.9GHz coverage
2.5GHz Coverage
2.5GHz HPUE
1.9GHz Coverage

[1] Rankings based on RootMetrics 125 Metro RootScore Reports (1H and 2H 2016) for mobile performance as tested on best available plans and devices on 4 mobile networks across all available network types. Your experience may vary. The RootMetrics awards are not an endorsement of Sprint. Visit www.rootmetrics.com.

[2] Average network reliability (voice & data) based on Sprint's analysis of latest Nielsen drive test data in the top 106 metro markets.

Sprint Quarterly Investor Update – Fiscal 3Q16

Financials | 11


Net Operating Revenues
Dollars In Billions
$8.1
$8.1
$8.0
$8.2
$8.5
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16

Net operating revenues of $8.5 billion for the quarter were up $442 million year-over-year and $302 million sequentially, as higher equipment revenue was partially offset by lower wireless and wireline service revenue. The growth in equipment revenue both year-over-year and sequentially was primarily driven by higher leasing revenue and more installment billing sales.

Wireless service revenue of $5.9 billion declined $300 million year-over-year and $71 million sequentially. The year-over-year and sequential decreases were driven by lower prepaid revenues related to customer losses, in addition to lower postpaid phone Average Revenue Per User (ARPU)^, as customers continued to migrate to rate plans offered in conjunction with device financing, partially offset by growth in the postpaid phone customer base.

Wireline revenues of $497 million for the quarter declined $84 million year-over-year and $24 million sequentially. The year-over-year and sequential declines were primarily driven by lower voice volumes as the company continues to de-emphasize certain voice services.

Sprint Quarterly Investor Update – Fiscal 3Q16

^ indicates results specific to Sprint Platform

Financials | 12

Postpaid Phone Average Billings Per User (ABPU)^* of $71.77 for the quarter increased 1 percent year-over-year and was relatively flat sequentially. The year-over-year increase was primarily related to higher billings associated with equipment, partially offset by a shift to service plans offered in conjunction with device financing options.


Postpaid Phone Average Billings Per User (ABPU)^*
Service
Equipment
$70.99
$71.53
$72.17
$71.69
$71.77
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16


Postpaid Average Billings Per Account (ABPA)^*
Service
Equipment
$167.11
$168.49
$170.56
$170.29
$171.28
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16

Increased Over
2%
Year-Over-Year

Postpaid Average Billings Per Account (ABPA)^* of $171.28 for the quarter increased over 2 percent year-over-year and 1 percent sequentially. The year-over-year increase was due to higher equipment billings, in addition to growth in lines per account, partially offset by service plans offered in conjunction with device financing options.

Prepaid Average Revenue Per User (ARPU)^ of $27.61 for the quarter increased 1 percent both year-over-year and sequentially.

Since the tightening of customer engagement criteria occurred late in the quarter, there was not a material impact to prepaid ARPU this quarter.

Sprint Quarterly Investor Update – Fiscal 3Q16

^ indicates results specific to Sprint Platform

Financials | 13

Cost of services (COS) of $1.9 billion for the quarter decreased $423 million year-over-year and $176 million sequentially. The year-over-year decrease was mostly driven by lower labor expenses associated with the renegotiated Ericsson agreement, lower roaming expenses including the impact of the NTelos transaction, and the shutdown of the WiMax network. Sequentially, the decrease was mostly driven by reduced labor due to the renegotiated Ericsson agreement, lower backhaul spending, and seasonally lower roaming expenses.


Cost of Services
Dollars In Billions
$2.3
$2.2
$2.1
$2.1
$1.9
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16


Selling, General, and Administrative
Dollars In Billions
$2.1
$1.9
$1.9
$2.0
$2.1
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16

Over $1.6B

Reduction

Year-to-Date

In COS and SG&A

Selling, general and administrative expenses (SG&A) of $2.1 billion for the quarter decreased by $49 million year-over-year and increased $85 million sequentially. The year-over-year reduction was mostly driven by lower customer care and sales expenses, partially offset by higher bad debt expense related to an increase in installment billing sales, as more bad debt expense is recognized at the point of sale relative to the leasing model. The sequential increase was mostly driven by seasonally higher sales and marketing expenses.

Sprint Quarterly Investor Update – Fiscal 3Q16

^ indicates results specific to Sprint Platform

Financials | 14

Cost of products of $2.0 billion for the quarter increased $396 million year-over-year and $292 million sequentially. The year-over-year increase was mostly driven by the significant increase in the installment billing mix of sales in conjunction with the decrease in the mix of leasing sales. The sequential increase was primarily due to seasonally higher postpaid sales.


Cost of Products
Dollars In Billions
$1.6
$1.6
$1.4
$1.7
$2.0
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16


Depreciation and Amortization
Dollars In Billions
Amortization
Leased Devices
Network and Other Depreciation
$1.9
$1.9
$2.0
$2.0
$2.1
$0.3
$0.3
$0.3
$0.3
$0.3
$0.5
$0.6
$0.7
$0.7
$0.8
$1.1
$1.0
$1.0
$1.0
$1.0
3QFY15
4QFY15
1QFY16
2QFY16
3QFY16

Depreciation and amortization expense of $2.1 billion for the quarter increased $227 million year-over-year and $111 million sequentially. The year-over-year and sequential increases were primarily related to depreciation of devices associated with our leasing options. Leased device depreciation was $837 million in the quarter, $535 million in the year-ago period, and $724 million in the prior quarter.

Other, net expense of $156 million for the quarter included $47 million primarily related to asset dispositions and severance costs, as well as $109 million of loss on leased devices, with only the latter impacting Adjusted EBITDA*.

Sprint Quarterly Investor Update – Fiscal 3Q16

$1.9 $2.2 $2.5 $2.3 $2.5 3QFY15 4QFY15 1QFY16 2QFY16 3QFY16 Adjusted EBITDA* Dollars In Billions Adjusted EBITDA* was $2.5 billion for the quarter, compared to $1.9 billion in the year-ago period and $2.3 billion in the prior quarter. The year-over-year and sequential improvement was primarily due to higher net operating revenues and lower cost of services expenses, partially offset by higher cost of products expenses. The sequential increase was also impacted by seasonally higher sales and marketing expenses. Operating income of $311 million compared to an operating loss of $197 million in the year-ago period and operating income of $622 million in the prior quarter. The current quarter included $47 million primarily related to asset dispositions and severance costs, while the year-ago period was impacted by $209 million of severance and exit costs and $21 million of litigation and other contingency expenses. In addition, the prior quarter included a pre-tax non-cash gain of $354 million related to spectrum swaps with other carriers that was partially offset by $103 million in litigation and other contingency expenses. Adjusting for items in each period, operating income would have improved by approximately $325 million year-over-year and would have been relatively flat sequentially. Net loss of $479 million for the quarter compared to a loss of $836 million in the year-ago period and $142 million in the prior quarter. The year-over-year and sequential changes in net losses were directionally in line with the operating income changes.

$339 $603 $466 $707 ($646) 3QFY15 4QFY15 1QFY16 2QFY16 3QFY16 Adjusted Free Cash Flow * Dollars In Millions Cash provided by operating activities of $650 million for the quarter compared to $806 million in the year-ago period and $1.7 billion in the prior quarter. Year-over-year, the $156 million decrease was driven by unfavorable changes in working capital that were partially offset by improvements in Adjusted EBITDA*. The $1.1 billion sequential decrease was primarily due to unfavorable working capital changes. Adjusted free cash flow* of negative $646 million for the quarter compared to positive $339 million in the year-ago period and positive $707 million in the prior quarter. The year-ago period included $1.1 billion of proceeds from the first sale-leaseback transaction with Mobile Leasing Solutions, LLC (MLS), while this quarter included a net cash outflow of approximately $370 million related to the repurchase of devices sold in the first MLS transaction. The sequential decrease was driven by unfavorable changes to working capital. During the quarter, the company made net repayments of $231 million related to device financing and sales of future lease receivables. Cash capital expenditures were $1.2 billion in the quarter compared to $1.6 billion in the year-ago period and $828 million in the prior quarter. Capital expenditures for leased devices were $767 million in the current quarter, including $477 million associated with the repurchase of devices sold in the first MLS transaction, compared to $607 million in the year-ago period and $358 million in the prior quarter. The year-over-year decline in spending was primarily driven by lower network capital expenditures.

Liquidity | 17



Liquidity and Debt
Dollars In Billions
$ 10.3
1.2
3.0
6.1
$9.1 of General Purpose Liquidity
$ 6.6
1.7
0.5
1.0
3.1
Liquidity as of 12/31/16
Current Maturities**
Cash, Cash Equiv, Short-Term Investments
Revolver
Vendor Financing
Note Maturities
Receivables/Device Financing
Network Equipment Financing
Other
** Includes maturities due through Dec. 2017

Total general purpose liquidity was $9.1 billion at the end of the quarter, including $6.1 billion of cash, cash equivalents and short-term investments. Additionally, the company also has $1.2 billion of availability under vendor financing agreements that can be used toward the purchase of 2.5GHz network equipment.

During the quarter the company issued $3.5 billion of spectrum-backed senior secured notes at 3.36 percent, which is about half of Sprint's current effective interest rate, as part of a $7 billion program aimed at diversifying the company's funding sources, lowering its cost of capital, and reducing future cash interest expenses. The company also retired $2.3 billion of debt maturities with significantly higher coupon payments and repurchased the devices sold in the first MLS transaction, thus eliminating the associated future lease obligation.

Based on the company's sustained operational performance and improved liquidity, Moody's Investor Service recently upgraded Sprint's corporate family rating from B3 to B2.

Sprint Quarterly Investor Update – Fiscal 3Q16

Results Tables | 19

Wireless Operating Statistics (Unaudited)

	Quarter To Date			Year To Date	
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Sprint platform [1]:					
Net additions (losses) (in thousands)					
Postpaid	405	344	501	929	1,189
Prepaid	(501)	(427)	(491)	(1,259)	(1,045)
Wholesale and affiliate	673	823	481	2,024	2,078
Total Sprint platform wireless net additions	**577**	**740**	**491**	**1,694**	**2,222**
End of period connections (in thousands)					
Postpaid [d]	31,694	31,289	30,895	31,694	30,895
Prepaid [d] [e]	11,812	13,547	14,661	11,812	14,661
Wholesale and affiliate [d] [e]	16,009	15,357	12,803	16,009	12,803
Total Sprint platform end of period connections	**59,515**	**60,193**	**58,359**	**59,515**	**58,359**
Churn					
Postpaid	1.67%	1.52%	1.62%	1.58%	1.57%
Prepaid [e]	5.80%	5.63%	5.82%	5.66%	5.31%
Supplemental data - connected devices					
End of period connections (in thousands)					
Retail postpaid	1,960	1,874	1,676	1,960	1,676
Wholesale and affiliate	10,594	9,951	7,930	10,594	7,930
Total	**12,554**	**11,825**	**9,606**	**12,554**	**9,606**
Sprint platform ARPU [1] [a]					
Postpaid	$ 49.70	$ 50.54	$ 52.48	$ 50.59	$ 53.97
Prepaid [e]	$ 27.61	$ 27.31	$ 27.44	$ 27.41	$ 27.64
Sprint platform postpaid phone [1]					
Postpaid phone net additions	368	347	366	888	416
Postpaid phone end of period connections [d]	26,037	25,669	25,294	26,037	25,294
Postpaid phone churn	1.57%	1.37%	1.53%	1.44%	1.50%

NON-GAAP RECONCILIATION - ABPA*, POSTPAID PHONE ARPU AND ABPU* (Unaudited)

(Millions, except accounts, connections, ABPA, ARPU, and ABPU*)*

	Quarter To Date			Year To Date	
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Sprint platform ABPA* [1]					
Postpaid service revenue	$ 4,686	$ 4,720	$ 4,813	$ 14,184	$ 14,670
Add: Installment plan billings	291	274	300	829	903
Add: Lease revenue	887	811	531	2,453	1,176
Total for Sprint platform postpaid connections	**$ 5,864**	**$ 5,805**	**$ 5,644**	**$ 17,466**	**$ 16,749**
Sprint platform postpaid accounts (in thousands)	11,413	11,363	11,261	11,368	11,211
Sprint platform postpaid ABPA* [b]	$ 171.28	$ 170.29	$ 167.11	$ 170.71	$ 166.00

	Quarter To Date			Year To Date	
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Sprint platform postpaid phone ARPU and ABPU* [1]					
Postpaid phone service revenue	$ 4,420	$ 4,441	$ 4,529	$ 13,350	$ 13,819
Add: Installment plan billings	261	248	280	752	848
Add: Lease revenue	873	797	522	2,411	1,150
Total for Sprint platform postpaid phone connections	**$ 5,554**	**$ 5,486**	**$ 5,331**	**$ 16,513**	**$ 15,817**
Sprint platform postpaid average phone connections (in thousands)	25,795	25,514	25,040	25,528	24,927
Sprint platform postpaid phone ARPU [a]	$ 57.12	$ 58.03	$ 60.30	$ 58.11	$ 61.60
Sprint platform postpaid phone ABPU* [c]	$ 71.77	$ 71.69	$ 70.99	$ 71.87	$ 70.51

[a] ARPU is calculated by dividing service revenue by the sum of the monthly average number of connections in the applicable service category. Changes in average monthly service revenue reflect connections for either the postpaid or prepaid service category who change rate plans, the level of voice and data usage, the amount of service credits which are offered to connections, plus the net effect of average monthly revenue generated by new connections and deactivating connections. Sprint platform postpaid phone ARPU represents revenues related to our postpaid phone connections.

[b] Sprint platform postpaid ABPA* is calculated by dividing service revenue earned from connections plus installment plan billings and lease revenue by the sum of the monthly average number of accounts during the period.

[c] Sprint platform postpaid phone ABPU* is calculated by dividing postpaid phone service revenue earned from postpaid phone connections plus installment plan billings and lease revenue by the sum of the monthly average number of postpaid phone connections during the period.

[d] As part of the transaction involving Shenandoah Telecommunications Company (Shentel), 186,000 and 92,000 subscribers were transferred in May 2016 from postpaid and prepaid, respectively, to affiliates. An additional 270,000 nTelos' subscribers are now part of our affiliate relationship with Shentel and are being reported in wholesale and affiliate subscribers during the quarter ended June 30, 2016.

[e] As a result of aligning all prepaid brands, including prepaid affiliate subscribers, under one churn and retention program as of December 31, 2016, end of period prepaid and affiliate subscribers were reduced by 1,234,000 and 21,000, respectively.

Sprint Quarterly Investor Update – Fiscal 3Q16

Wireless Device Financing Summary (Unaudited) (Millions, except sales, connections, and sales and connections mix) Quarter To Date 12/31/16 9/30/16 12/31/15 12/31/16 12/31/15 Postpaid sales (in thousands) 4,812 3,747 4,799 11,827 12,956 Postpaid sales mix Subsidy/other 20% 27% 35% 25% 35% Installment plans 37% 34% 10% 33% 12% Leasing 43% 39% 55% 42% 53% Installment plans Installment sales financed 1,036$ 745$ 251$ 2,188$ 748$ Installment billings 291 274 300 829 903 Leasing Lease revenue 887$ 811$ 531$ 2,453$ 1,176$ Lease depreciation 837 724 535 2,205 1,231 Leased device additions: Cash paid for capital expenditures - leased devices 767$ 358$ 607$ 1,530$ 1,724$ Transfers from inventory - leased devices 1,095 645 1,073 2,281 2,623 Leased devices in property, plant and equipment, net 4,454$ 3,759$ 3,321$ 4,454$ 3,321$ Leased device net proceeds Proceeds from MLS sale -$ -$ 1,136$ 1,055$ 1,136$ Repayments to MLS (176) (161) - (502) - Proceeds from lease securitization - - - - - Repayments of lease securitization (55) (23) - (153) - Net (repayments) proceeds of device financings and sales of future lease receivables (231)$ (184)$ 1,136$ 400$ 1,136$ 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 Year To Date

Results Tables | 21

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Millions, except per share data)

	Quarter To Date			Year To Date	
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Net operating revenues					
Service revenue	$ 6,323	$ 6,413	$ 6,683	$ 19,252	$ 20,600
Equipment revenue	2,226	1,834	1,424	5,556	3,509
Total net operating revenues	**8,549**	**8,247**	**8,107**	**24,808**	**24,109**
Net operating expenses					
Cost of services (exclusive of depreciation and amortization below)	1,925	2,101	2,348	6,125	7,194
Cost of products (exclusive of depreciation and amortization below)	1,985	1,693	1,589	5,097	4,244
Selling, general and administrative	2,080	1,995	2,129	5,992	6,540
Depreciation - network and other	1,000	986	1,014	3,022	2,971
Depreciation - leased devices	837	724	535	2,205	1,231
Amortization	255	271	316	813	994
Other, net	156	(145)	373	260	633
Total net operating expenses	8,238	7,625	8,304	23,514	23,807
Operating income (loss)	**311**	**622**	**(197)**	**1,294**	**302**
Interest expense	(619)	(630)	(546)	(1,864)	(1,630)
Other (expense) income, net	(60)	(15)	4	(67)	13
Loss before income taxes	**(368)**	**(23)**	**(739)**	**(637)**	**(1,315)**
Income tax expense	(111)	(119)	(97)	(286)	(126)
Net loss	**$ (479)**	**$ (142)**	**$ (836)**	**$ (923)**	**$ (1,441)**
Basic and diluted net loss per common share	**$ (0.12)**	**$ (0.04)**	**$ (0.21)**	**$ (0.23)**	**$ (0.36)**
Weighted average common shares outstanding	3,983	3,979	3,970	3,979	3,969
Effective tax rate	**-30.2%**	**-517.4%**	**-13.1%**	**-44.9%**	**-9.6%**

NON-GAAP RECONCILIATION - NET LOSS TO ADJUSTED EBITDA* (Unaudited)

(Millions)

	Quarter To Date			Year To Date	
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Net loss	**$ (479)**	**$ (142)**	**$ (836)**	**$ (923)**	**$ (1,441)**
Income tax expense	111	119	97	286	126
Loss before income taxes	**(368)**	**(23)**	**(739)**	**(637)**	**(1,315)**
Other expense (income), net	60	15	(4)	67	(13)
Interest expense	619	630	546	1,864	1,630
Operating income (loss)	**311**	**622**	**(197)**	**1,294**	**302**
Depreciation - network and other	1,000	986	1,014	3,022	2,971
Depreciation - leased devices	837	724	535	2,205	1,231
Amortization	255	271	316	813	994
EBITDA* (3)	**2,403**	**2,603**	**1,668**	**7,334**	**5,498**
Loss (gain) from asset dispositions and exchanges, net (4)	28	(354)	-	(326)	85
Severance and exit costs (5)	19	(5)	209	30	247
Contract terminations (6)	-	-	-	113	-
Litigation and other contingencies (7)	-	103	21	103	178
Reduction in liability - U.S. Cellular asset acquisition (8)	-	-	-	-	(20)
Adjusted EBITDA* (3)	**$ 2,450**	**$ 2,347**	**$ 1,898**	**$ 7,254**	**$ 5,988**
Adjusted EBITDA margin*	**38.7%**	**36.6%**	**28.4%**	**37.7%**	**29.1%**
Selected items:					
Cash paid for capital expenditures - network and other	$ 478	$ 470	$ 994	$ 1,421	$ 3,958
Cash paid for capital expenditures - leased devices	$ 767	$ 358	$ 607	$ 1,530	$ 1,724

Sprint Quarterly Investor Update – Fiscal 3Q16

Results Tables | 22

WIRELESS STATEMENTS OF OPERATIONS (Unaudited)
(Millions)

	Quarter To Date			Year To Date	
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Net operating revenues					
Service revenue					
Sprint platform [1]:					
Postpaid	$ 4,686	$ 4,720	$ 4,813	$ 14,184	$ 14,670
Prepaid	1,077	1,129	1,224	3,371	3,783
Wholesale, affiliate and other	183	168	182	509	548
Total Sprint platform	5,946	6,017	6,219	18,064	19,001
Total transactions [2]	-	-	27	-	216
Total service revenue	5,946	6,017	6,246	18,064	19,217
Equipment revenue	2,226	1,834	1,424	5,556	3,509
Total net operating revenues	**8,172**	**7,851**	**7,670**	**23,620**	**22,726**
Net operating expenses					
Cost of services (exclusive of depreciation and amortization below)	1,649	1,793	2,031	5,226	6,147
Cost of products (exclusive of depreciation and amortization below)	1,985	1,693	1,589	5,097	4,244
Selling, general and administrative	2,032	1,931	2,041	5,797	6,273
Depreciation - network and other	947	936	961	2,868	2,821
Depreciation - leased devices	837	724	535	2,205	1,231
Amortization	255	271	316	813	994
Other, net	150	(151)	353	248	611
Total net operating expenses	7,855	7,197	7,826	22,254	22,321
Operating income (loss)	**$ 317**	**$ 654**	**$ (156)**	**$ 1,366**	**$ 405**

WIRELESS NON-GAAP RECONCILIATION (Unaudited)
(Millions)

	Quarter To Date			Year To Date	
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Operating income (loss)	**$ 317**	**$ 654**	**$ (156)**	**$ 1,366**	**$ 405**
Loss (gain) from asset dispositions and exchanges, net [4]	28	(354)	-	(326)	85
Severance and exit costs [5]	13	(11)	189	18	225
Contract terminations [6]	-	-	-	113	-
Litigation and other contingencies [7]	-	103	21	103	178
Reduction in liability - U.S. Cellular asset acquisition [8]	-	-	-	-	(20)
Depreciation - network and other	947	936	961	2,868	2,821
Depreciation - leased devices	837	724	535	2,205	1,231
Amortization	255	271	316	813	994
Adjusted EBITDA* [3]	**$ 2,397**	**$ 2,323**	**$ 1,866**	**$ 7,160**	**$ 5,919**
Adjusted EBITDA margin*	**40.3%**	**38.6%**	**29.9%**	**39.6%**	**30.8%**
Selected items:					
Cash paid for capital expenditures - network and other	$ 389	$ 358	$ 869	$ 1,123	$ 3,512
Cash paid for capital expenditures - leased devices	$ 767	$ 358	$ 607	$ 1,530	$ 1,724

Sprint Quarterly Investor Update – Fiscal 3Q16

WIRELINE STATEMENTS OF OPERATIONS (Unaudited) (Millions) 12/31/16 9/30/16 12/31/15 12/31/16 12/31/15 Net operating revenues Voice 153$ 172$ 201$ 506$ 646$ Data 41 43 42 127 134 Internet 281 288 317 871 968 Other 22 18 21 59 72 Total net operating revenues 497 521 581 1,563 1,820 Net operating expenses Costs of services (exclusive of depreciation and amortization below) 400 436 466 1,284 1,495 Selling, general and administrative 49 62 82 189 254 Depreciation and amortization 51 48 50 148 144 Other, net 6 7 20 13 22 Total net operating expenses 506 553 618 1,634 1,915 Operating loss (9)$ (32)$ (37)$ (71)$ (95)$ WIRELINE NON-GAAP RECONCILIATION (Unaudited) (Millions) 12/31/16 9/30/16 12/31/15 12/31/16 12/31/15 Operating loss (9)$ (32)$ (37)$ (71)$ (95)$ Severance and exit costs (5) 6 7 20 13 22 Depreciation and amortization 51 48 50 148 144 Adjusted EBITDA* 48$ 23$ 33$ 90$ 71$ Adjusted EBITDA margin* 9.7% 4.4% 5.7% 5.8% 3.9% Selected items: Cash paid for capital expenditures - network and other 24$ 31$ 74$ 75$ 205$ 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 Quarter To Date Year To Date Quarter To Date Year To Date

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited)** (Millions) 12/31/16 12/31/15 Operating activities Net loss (923)$ (1,441)$ Depreciation and amortization 6,040 5,196 Provision for losses on accounts receivable 406 385 Share-based and long-term incentive compensation expense 57 58 Deferred income tax expense 276 120 Gains from asset dispositions and exchanges (354) - Amortization of long-term debt premiums, net (234) (236) Loss on disposal of property, plant and equipment 368 228 Contract terminations 96 - Other changes in assets and liabilities: Accounts and notes receivable (542) (1,482) Inventories and other current assets (2,254) (2,165) Deferred purchase price from sale of receivables (220) 2,048 Accounts payable and other current liabilities (97) (816) Non-current assets and liabilities, net (313) 112 Other, net 594 596 Net cash provided by operating activities 2,900 2,603 Investing activities Capital expenditures - network and other (1,421) (3,958) Capital expenditures - leased devices (1,530) (1,724) Expenditures relating to FCC licenses (46) (75) Change in short-term investments, net (2,349) 125 Proceeds from sales of assets and FCC licenses 126 36 Proceeds from sale-leaseback transaction - 1,136 Other, net 26 (25) Net cash used in investing activities (5,194) (4,485) Financing activities Proceeds from debt and financings 6,830 755 Repayments of debt, financing and capital lease obligations (3,266) (727) Debt financing costs (272) (1) Other, net 68 20 Net cash provided by financing activities 3,360 47 Net increase (decrease) in cash and cash equivalents 1,066 (1,835) Cash and cash equivalents, beginning of period 2,641 4,010 Cash and cash equivalents, end of period 3,707$ 2,175$ RECONCILIATION TO CONSOLIDATED FREE CASH FLOW* (NON-GAAP) (Unaudited) (Millions) 12/31/16 9/30/16 12/31/15 12/31/16 12/31/15 Net cash provided by operating activities 650$ 1,708$ 806$ 2,900$ 2,603$ Capital expenditures - network and other (478) (470) (994) (1,421) (3,958) Capital expenditures - leased devices (767) (358) (607) (1,530) (1,724) Expenditures relating to FCC licenses, net (14) (17) (30) (46) (75) Proceeds from sales of assets and FCC licenses 60 39 32 126 36 Other investing activities, net 134 (11) (4) 98 (25) Free cash flow* (9) (415)$ 891$ (797)$ 127$ (3,143)$ Net (repayments) proceeds of device financings and sales of future lease receivables (231) (184) 1,136 400 1,136 Adjusted free cash flow* (646)$ 707$ 339$ 527$ (2,007)$ **Certain prior period amounts have been reclassified to conform to the current period presentation. Year to Date Quarter To Date Year to Date

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Millions) 12/31/16 3/31/16 ASSETS Current assets Cash and cash equivalents 3,707$ 2,641$ Short-term investments 2,349 - Accounts and notes receivable, net 1,236 1,099 Device and accessory inventory 1,296 1,173 Prepaid expenses and other current assets 1,984 1,920 Total current assets 10,572 6,833 Property, plant and equipment, net 19,333 20,297 Goodwill 6,579 6,575 FCC licenses and other 40,556 40,073 Definite-lived intangible assets, net 3,582 4,469 Other assets 673 728 Total assets 81,295$ 78,975$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Accounts payable 2,894$ 2,899$ Accrued expenses and other current liabilities 4,189 4,374 Current portion of long-term debt, financing and capital lease obligations 6,554 4,690 Total current liabilities 13,637 11,963 Long-term debt, financing and capital lease obligations 30,759 29,268 Deferred tax liabilities 14,238 13,959 Other liabilities 3,665 4,002 Total liabilities 62,299 59,192 Stockholders' equity Common stock 40 40 Treasury shares, at cost - (3) Paid-in capital 27,694 27,563 Accumulated deficit (8,301) (7,378) Accumulated other comprehensive loss (437) (439) Total stockholders' equity 18,996 19,783 Total liabilities and stockholders' equity 81,295$ 78,975$ NET DEBT* (NON-GAAP) (Unaudited) (Millions) 12/31/16 3/31/16 Total debt 37,313$ 33,958$ Less: Cash and cash equivalents (3,707) (2,641) Less: Short-term investments (2,349) - Net debt* 31,257$ 31,317$ 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69

Results Tables | 26

SCHEDULE OF DEBT (Unaudited)
(Millions)

ISSUER	MATURITY	12/31/16 PRINCIPAL
Sprint Corporation		
7.25% Senior notes due 2021	09/15/2021	$ 2,250
7.875% Senior notes due 2023	09/15/2023	4,250
7.125% Senior notes due 2024	06/15/2024	2,500
7.625% Senior notes due 2025	02/15/2025	1,500
Sprint Corporation		**10,500**
Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III LLC		
3.36% Senior secured notes due 2021	09/20/2021	3,500
Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC and Sprint Spectrum Co III LLC		**3,500**
Sprint Communications, Inc.		
Export Development Canada Facility (Tranche 4)	12/15/2017	250
Export Development Canada Facility (Tranche 3)	12/17/2019	300
9.125% Senior notes due 2017	03/01/2017	1,000
8.375% Senior notes due 2017	08/15/2017	1,300
9% Guaranteed notes due 2018	11/15/2018	3,000
7% Guaranteed notes due 2020	03/01/2020	1,000
7% Senior notes due 2020	08/15/2020	1,500
11.5% Senior notes due 2021	11/15/2021	1,000
9.25% Debentures due 2022	04/15/2022	200
6% Senior notes due 2022	11/15/2022	2,280
Sprint Communications, Inc.		**11,830**
Sprint Capital Corporation		
6.9% Senior notes due 2019	05/01/2019	1,729
6.875% Senior notes due 2028	11/15/2028	2,475
8.75% Senior notes due 2032	03/15/2032	2,000
Sprint Capital Corporation		**6,204**
Clearwire Communications LLC		
8.25% Exchangeable notes due 2017 [a]	12/01/2017	629
Clearwire Communications LLC		**629**
Secured equipment credit facilities	2017 - 2021	**586**
Financing obligations	2017 - 2021	**3,401**
Capital leases and other obligations	2017 - 2024	**480**
Total principal		**37,130**
Net premiums and debt financing costs		**183**
Total debt		**$ 37,313**

[a] $629 million Clearwire 8.25% Exchangeable Notes due 2040 have both a par call and put in December 2017.

Debt Maturities as of December 31, 2016 *


($ millions)
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Existing $3.3B revolving bank credit facility expiration Feb. 2018
$2,129
$444
$530
$1,155
$5,022
$185
$2,722
$2,115
$4,043
$4,002
$4,045
$4,003
$2,492
$2,446
$3,714
$3,694
$2,480
$4,250
$4,000
$2,475
$2,000
FY '16
FY '17
FY '18
FY '19
FY '20
FY '21
FY '22
FY '23
FY '24
FY '28
FY '31
Sprint Notes & Credit Facilities
Financing Obligations
Clearwire Notes

*This table excludes (i) our unsecured revolving bank credit facility, which will expire in 2018 and has no outstanding balance, (ii) $274 million in letters of credit outstanding under the unsecured revolving bank credit facility, (iii) $480 million of capital leases and other obligations, and (iv) net premiums and debt financing costs.

Sprint Quarterly Investor Update – Fiscal 3Q16

NOTES TO THE FINANCIAL INFORMATION (Unaudited) (1) Sprint platform refers to the Sprint network that supports the wireless service we provide through our multiple brands. (2) Postpaid and prepaid connections from transactions are defined as retail postpaid and prepaid connections acquired from Clearwire in July 2013 who had not deactivated or been recaptured on the Sprint platform. (3) As more of our customers elect to lease a device rather than purchasing one under our subsidized program, there is a significant positive impact to EBITDA* and Adjusted EBITDA* from direct channel sales primarily due to the fact the cost of the device is not recorded as cost of products but rather is depreciated over the customer lease term. Under our device leasing program for the direct channel, devices are transferred from inventory to property and equipment and the cost of the leased device is recognized as depreciation expense over the customer lease term to an estimated residual value. The customer payments are recognized as revenue over the term of the lease. Under our subsidized program, the cash received from the customer for the device is recognized as equipment revenue at the point of sale and the cost of the device is recognized as cost of products. During the three and nine-month periods ended December 31, 2016, we leased devices through our Sprint direct channels totaling approximately $1,095 million and $2,281 million, respectively, which would have increased cost of products and reduced EBITDA* if they had been purchased under our subsidized program. Also, during the three and nine-month periods ended December 31, 2016, the equipment revenue derived from customers electing to finance their devices through device leasing or installment billing programs in our direct channel was 66% and 67%, respectively. The impact to EBITDA* and Adjusted EBITDA* resulting from the sale of devices under our installment billing program is generally neutral except for the impact from the time value of money element related to the imputed interest on the installment receivable. (4) During the third quarter of fiscal year 2016 and the second quarter of fiscal year 2015, the company recorded losses on dispositions of assets primarily related to cell site construction and network development costs that are no longer relevant as a result of changes in the company's network plans. During the second quarter of fiscal year 2016 the company recorded a pre-tax non-cash gain of $354 million related to spectrum swaps with other carriers. (5) Severance and exit costs consist of lease exit costs primarily associated with tower and cell sites, access exit costs related to payments that will continue to be made under the company's backhaul access contracts for which the company will no longer be receiving any economic benefit, and severance costs associated with reduction in its work force. (6) Contract terminations primarily relate to the termination of our pre-existing wholesale arrangement with Ntelos Holding Corp. (7) Litigation and other contingencies consist of unfavorable developments associated with legal as well as federal and state matters such as sales, use or property taxes. (8) As a result of the U.S. Cellular asset acquisition, we recorded a liability related to network shut-down costs, which primarily consisted of lease exit costs, for which we agreed to reimburse U.S. Cellular. During the third quarter of fiscal year 2014, we identified favorable trends in actual costs and, as a result, reduced the liability resulting in a gain of $41 million. During the first quarter of fiscal year 2015, we revised our estimate and, as a result, reduced the liability resulting in approximately $20 million of income. (9) Free cash flow* for the three and nine-month periods ended December 31, 2016, included net cash outflows of approximately $370 million related to the termination of our MLS Tranche 1 arrangement, which included the repurchase of the devices.

*FINANCIAL MEASURES *FINANCIAL MEASURES Sprint provides financial measures determined in accordance with GAAP and adjusted GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies. Sprint provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint does not provide reconciliations to GAAP of its forward-looking financial measures. The measures used in this release include the following: EBITDA is operating income/(loss) before depreciation and amortization. Adjusted EBITDA is EBITDA excluding severance, exit costs, and other special items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by non-equipment net operating revenues for Wireless and Adjusted EBITDA divided by net operating revenues for Wireline. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent non-cash current period costs associated with the use of long-lived tangible and definite-lived intangible assets. Adjusted EBITDA and Adjusted EBITDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry. Sprint Platform Postpaid ABPA is average billings per account and calculated by dividing postpaid service revenue earned from postpaid customers plus installment plan billings and lease revenue by the sum of the monthly average number of postpaid accounts during the period. We believe that ABPA provides useful information to investors, analysts and our management to evaluate average Sprint platform postpaid customer billings per account as it approximates the expected cash collections, including installment plan billings and lease revenue, per postpaid account each month. Sprint Platform Postpaid Phone ABPU is average billings per postpaid phone user and calculated by dividing service revenue earned from postpaid phone customers plus installment plan billings and lease revenue by the sum of the monthly average number of postpaid phone connections during the period. We believe that ABPU provides useful information to investors, analysts and our management to evaluate average Sprint platform postpaid phone customer billings as it approximates the expected cash collections, including installment plan billings and lease revenue, per postpaid phone user each month. Free Cash Flow is the cash provided by operating activities less the cash used in investing activities other than short-term investments, including changes in restricted cash, if any, and excluding the sale-leaseback of devices. Adjusted Free Cash Flow is Free Cash Flow plus the proceeds from device financings and sales of future lease receivables, net of repayments. We believe that Free Cash Flow and Adjusted Free Cash Flow provide useful information to investors, analysts and our management about the cash generated by our core operations and net proceeds obtained to fund certain leased devices, respectively, after interest and dividends, if any, and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments. Net Debt is consolidated debt, including current maturities, less cash and cash equivalents, short-term investments and, if any, restricted cash. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

SAFE SAFE HARBOR This release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan”, “outlook,” “providing guidance,” and similar expressions are intended to identify information that is not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to our network, cost reductions, connections growth, and liquidity; and statements expressing general views about future operating results — are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the development and deployment of new technologies and services; efficiencies and cost savings of new technologies and services; customer and network usage; connection growth and retention; service, speed, coverage and quality; availability of devices; availability of various financings, including any leasing transactions; the timing of various events and the economic environment. Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date when made. Sprint undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our company's historical experience and our present expectations or projections. Factors that might cause such differences include, but are not limited to, those discussed in Sprint Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. About Sprint: Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 59.5 million connections as of December 31, 2016 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Sprint has been named to the Dow Jones Sustainability Index (DJSI) North America for the past five years. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.